UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 24, 2021, Guess?, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). As of May 10, 2021, the record date for the Annual Meeting (the “Record Date”), there was a total of 64,932,143 shares of common stock of the Company outstanding and eligible to vote. At the Annual Meeting, 60,502,223 shares were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the shareholders of the Company voted on the following matters:

•An amendment to the Company’s Restated Certificate of Incorporation to declassify the Company’s Board of Directors.
•The election of three directors to serve on the Company’s Board of Directors. Maurice Marciano, Laurie Ann Goldman and Thomas J. Barrack, Jr. were nominated to serve as directors.
•An advisory vote to approve the compensation of the Company’s named executive officers.
•The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 29, 2022.

    The results of the voting were as follows:
1.     With respect to amending the Company’s Restated Certificate of Incorporation to declassify the Company’s Board of Directors:

Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
57,753,075	34,020	21,817	2,693,311

Based on the votes set forth above, the amendment to the Company’s Restated Certificate of Incorporation to declassify the Company’s Board of Directors was approved.

2.     With respect to the election of three directors to serve on the Company’s Board of Directors as described above:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Maurice Marciano	55,721,157	2,087,755	2,693,311
Laurie Ann Goldman	57,076,118	732,794	2,693,311
Thomas J. Barrack, Jr.	57,762,910	46,002	2,693,311

Based on the votes set forth above, each of the director nominees was duly elected to hold office for a one-year term and until their respective successors are duly elected and qualified.

3. With respect to the advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
57,542,783	241,157	24,972	2,693,311

Based on the votes set forth above, the advisory vote on the compensation of the Company’s named executive officers was approved.

4. With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 29, 2022:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
60,318,036	170,828	13,359	-

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 29, 2022 was duly ratified.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s shareholders approved an amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation to declassify the Company’s Board of Directors (the “Board of Directors”). The Certificate of Amendment was previously approved by the Board of Directors, subject to shareholder approval, and became effective upon filing with the Delaware Secretary of State on June 24, 2021. Pursuant to the terms of the Certificate of Amendment, the directors elected at the Annual Meeting were elected for a one-year term and the Company’s continuing directors will be elected for one-year terms as their present terms expire. Therefore, beginning with the Company’s 2023 annual meeting of shareholders, the entire Board of Directors will be elected on an annual basis.

In addition, the Board of Directors approved, effective immediately following the effectiveness of the filing of the Certificate of Amendment, an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Fourth Amended and Restated Bylaws”) to reflect the declassification of the Board of Directors.

The foregoing descriptions are summaries of the changes effected by the adoption of the Certificate of Amendment and the Fourth Amended and Restated Bylaws, which are qualified in their entirety by reference to the Certificate of Amendment filed as Exhibit 3.1 hereto and the Fourth Amended and Restated Bylaws filed as Exhibit 3.2 hereto, respectively.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment, dated June 24, 2021, to the Restated Certificate of Incorporation of Guess?, Inc.
3.2	Fourth Amended and Restated Bylaws of Guess?, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 30, 2021	GUESS?, INC.

		By:	/s/ Kathryn Anderson
Kathryn Anderson Chief Financial Officer

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